                                   EXHIBIT 99

                          Codorus Valley Bancorp, Inc.
                      Press Release dated January 17, 2006

                           Cash Dividend Declaration
                            and Financial Highlights

On January 10, 2006, the Board of Directors of Codorus Valley Bancorp, Inc. (Nasdaq: CVLY) declared a regular quarterly cash dividend of $.13 (13 cents) per share, payable on or before February 14, 2006, to shareholders of record January 24, 2006.

Codorus Valley earned $1,021,000 or $.32 per share ($.32 diluted) for the fourth quarter of 2005, compared to $1,192,000 or $.38 per share ($.37 diluted) for the same quarter of 2004. The $171,000 or 14 percent decrease in quarter-to-quarter net income resulted from a 25 percent increase in noninterest expense, as discussed with year-to-date earnings. Codorus Valley earned $4,617,000 or $1.46 per share ($1.44 diluted) for the full year 2005, compared to $4,008,000 or $1.28 per share ($1.25 diluted) for 2004. The $609,000 or 15 percent increase in net income was the result of increases in net interest income and noninterest income, which more than offset increases in noninterest expense and the loan loss provision. The $2,499,000 or 18 percent increase in net interest income was attributable to an increase in interest income from a larger volume of business and consumer loans and loan fees. The $377,000 or 8 percent increase in noninterest income, including gains (losses), was attributable to a larger volume of fees and commissions resulting from increased sales and business growth. The $1,713,000 or 13 percent increase in noninterest expense was largely attributable to corporate expansion, which increased personnel, occupancy and marketing expenses. PeoplesBank, Codorus Valley's banking subsidiary, opened three full service financial centers and renovated three existing financial centers since July 2004. Personnel expense was also impacted by an increase in performance-based compensation such as bonuses and sales commissions. Marketing expense was impacted by the cost to develop and partially implement a unique brand image for PeoplesBank. The $355,000 or 84 percent increase in the loan loss provision was based on management's assessment of overall credit quality, loan growth, local employment and uncontrollable macro-economic factors such as rising energy costs and market interest rates.

Total assets were $476 million on December 31, 2005, an increase of approximately $68 million or 17 percent above December 31, 2004. Asset growth occurred primarily in business and consumer loans, which were funded by growth in deposits and long-term borrowings. Additional financial information is provided in the Financial Highlights section of this Press Release.

Codorus Valley Bancorp, Inc. is a financial services holding company headquartered at Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Codorus Valley operates primarily through its financial services subsidiary, PeoplesBank, A Codorus Valley Company. PeoplesBank provides a full range of business and consumer banking services through fourteen financial centers throughout York County, PA, and soon plans to open a loan production office in Towson, MD. It also offers mortgage banking, investment, insurance, trust and real estate settlement services. Additional information is available on the bank's website--www.peoplesbanknet.com.

Management of Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Release. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the corporation and its subsidiaries. When words such as "believes," "expects," "anticipates" or similar expressions occur in this Press Release, management is making forward-looking statements. Note that many factors could affect the future financial results of the corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release.

Questions or comments regarding this Press Release should be directed to Codorus Valley's President and CEO, Larry J. Miller, or Treasurer, Jann A. Weaver. Mr. Miller can be contacted by telephone at 717-747-1500 or 800-646-1970; or by e-mail at lmiller@peoplesbanknet.com. Mr. Weaver can be contacted by telephone at 717-747-1502 or by e-mail at jweaver@peoplesbanknet.com.


January 17, 2006
York, Pennsylvania


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
                          Codorus Valley Bancorp, Inc.
                              Financial Highlights

                   Condensed Consolidated Statements of Income
                (in thousands of dollars, except per share data)

                                              Three months ended                Year ended
                                                  December 31,                 December 31,
                                            2005           2004           2005             2004
                                         (Unaudited)    (Unaudited)     (Audited)        (Audited)
                                         -----------    -----------     ---------      ------------
Interest income                           $ 7,158         $5,525         $25,572        $20,469
Interest expense                            2,735          1,703           9,149          6,545
                                         -----------    -----------     ---------      ------------
   Net interest income                     4,423           3,822          16,423         13,924
Provision for loan losses                    250             215             775            420
Noninterest income                         1,182           1,172           4,717          4,272
Gain (loss) on sale of securities              0               0             (86)            38
Gain on sale of mortgages                     94              97             372            316
Noninterest expense                        4,104           3,295          14,482         12,769
                                         -----------    -----------     ---------      ------------
   Income before income taxes              1,345           1,581           6,169          5,361
Federal income tax                           324             389           1,552          1,353
                                         -----------    -----------     ---------      ------------
   Net income                             $1,021          $1,192         $ 4,617         $4,008
                                         ===========    ===========    =========      ============
Basic earnings per share                  $ 0.32          $ 0.38         $  1.46         $ 1.28
Diluted earnings per share                $ 0.32          $ 0.37         $  1.44         $ 1.25


       Condensed Consolidated Statements of Financial Condition (Audited)
                            (in thousands of dollars)

                                                              December 31,
                                                           2005          2004
                                                        --------       --------
Cash and short term investments                          $ 12,085      $  8,085
Investment securities                                      69,664        74,140
Loans                                                     369,631       300,260
Allowance for loan losses                                  (2,538)       (1,865)
Premises and equipment, net                                10,962         9,909
Other assets                                               16,248        17,142
                                                         --------      --------
   Total assets                                          $476,052      $407,671
                                                         ========      ========
Deposits                                                 $385,154      $329,537
Borrowed funds                                             49,493        39,493
Other liabilities                                           2,676         2,659
Shareholders' equity                                       38,729        35,982
                                                         --------      --------
   Total liabilities and shareholders' equity            $476,052      $407,671
                                                         ========      ========



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
                          Codorus Valley Bancorp, Inc.
                              Financial Highlights

                      Selected Financial Data (Unaudited)

                                                                      Quarterly                               Annual
                                                   -------------------------------------------------    ------------------
                                                      2005      2005      2005      2005      2004           December 31,
                                                    4th Qtr   3rd Qtr   2nd Qtr   1st Qtr   4th Qtr      2005       2004
                                                   --------   -------   -------   -------   --------    -------    -------
Earnings and Per Share Data (1)
  (in thousands, except per share data)
   Net income                                       $1,021    $1,283    $1,085    $1,228    $1,192      $4,617     $4,008
   Basic earnings per share                         $ 0.32    $ 0.41    $ 0.34    $ 0.39    $ 0.38      $ 1.46     $ 1.28
   Diluted earnings per share                       $ 0.32    $ 0.40    $ 0.34    $ 0.38    $ 0.37      $ 1.44     $ 1.25
   Cash dividends per share                         $0.130    $0.125    $0.119    $0.119    $0.119      $0.493     $0.464
   Book value per share                             $12.25    $12.12    $11.93    $11.59    $11.45      $12.25     $11.45
   Average shares outstanding                        3,158     3,156     3,150     3,145     3,139       3,152      3,132
   Average diluted shares outstanding                3,224     3,213     3,212     3,212     3,203       3,215      3,198

Performance Ratios (%)
   Return on average assets                           0.88      1.17      1.02      1.18      1.18        1.06       1.03
   Return on average equity                          10.54     13.45     11.66     13.43     13.24       12.25      11.48
   Return on average realized equity (2)             10.44     13.41     11.62     13.46     13.39       12.21      11.65
   Net interest margin (3)                            4.17      4.14      4.05      4.30      4.20        4.16       4.01
   Efficiency ratio (4)                               68.5      64.2      66.4      62.8      63.6        66.1       67.6

Asset Quality Ratios (%)
   Net loan charge-offs to average loans (5)         (0.01)     0.10      0.04      0.00      0.09        0.03       0.09
   Allowance for losses to total loans                0.69      0.68      0.69      0.66      0.62        0.69       0.62
   Nonperforming assets to total loans
     and other real estate                            0.28      1.13      0.18      0.26      0.72        0.28       0.72

Capital Ratios (%)
   Average equity to average assets                   8.35      8.67      8.79      8.81      8.94        8.65       8.97
   Tier 1 leverage capital ratio                      9.57      9.62      9.56      9.46      9.86        9.57       9.86
   Tier 1 risk-based capital ratio                   10.61     11.32     11.52     11.63     11.77       10.61      11.77
   Total risk-based capital ratio                    11.26     11.95     12.15     12.24     12.34       11.26      12.34

(1)  per share amounts and shares outstanding were adjusted for stock dividends
(2) excludes accumulated other comprehensive income (loss), principally unrealized gains (losses) on investment securities
(3) net interest income (tax-equivalent) as a percentage of average earning assets
(4) noninterest expense as a percentage of net interest income and noninterest income (tax-equivalent)
(5)  quarterly and year-to-date net loan charge-offs are annualized



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